                                     August 2, 2002

Comstock Resources, Inc.
5300 Town and Country Blvd., Suite 500
Frisco, TX  75034

         Re:  Registration Statement on Form S-4

Ladies and Gentlemen:

     This firm has acted as special counsel to Comstock Resources, Inc., a
Nevada corporation (the "Company"), and its subsidiary guarantor co-registrants, in connection with the Registration Statement on Form S-4 (the "Registration
Statement") pertaining to the Company's offering of up to $75,000,000 principal amount of its 11 1/4% Senior Notes due 2007 (the "New Notes"). The New Notes are
to be issued pursuant to an exchange offer (the "Exchange Offer") in exchange for a like principal amount of the Company's issued and outstanding 11 1/4%
Senior Notes due 2007 (the "Outstanding Notes") under an Indenture by and among the Company, the subsidiary guarantors party thereto, and U.S. Trust Company of
Texas, N.A., the predecessor in interest to The Bank of New York Trust Company of Florida, N.A., as Trustee (the "Trustee"), as such has been amended and supplemented by that certain First Supplemental Indenture dated March 7, 2002
(collectively, the "Indenture").

     This opinion is being furnished in accordance with the requirements of Item
601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the
"Act").

     In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of: (i) the Registration
Statement; (ii) the Indenture (including the First Supplemental Indenture);
(iii) the form of the New Notes certificate(s); and (iv) such other documents and records of the Company, such certificates of public officials and of officers and other representatives of the Company and all such other documents, agreements, records or certificates as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

     In connection with this opinion, we have, with your permission, made the following assumptions: (i) all documents submitted to or reviewed by us, including all amendments and supplements thereto, are accurate and complete and, if not originals, are true, correct and complete copies of the originals; (ii)
the signatures on each of such documents by the parties thereto are genuine;
(iii) each individual who signed such documents had the legal capacity to do so;
and (iv) all persons who signed such documents on behalf of a business entity were duly authorized to do so. We have assumed that there are no amendments, modifications or supplements to such documents other than those amendments, modifications and supplements that are known to us.

     We have additionally assumed, without independent investigation or inquiry with respect to any such matter, that (i) the Trustee has all requisite power and authority to execute, deliver and perform its obligations under the
Indenture; (ii) the execution and delivery of the Indenture and the performance of such obligations have been duly authorized by all necessary action on the
Trustee's part and the Indenture has been duly delivered by it; and (iii) the
Indenture is enforceable against the Trustee in accordance with the terms thereof.

     Based upon the foregoing, and subject to the limitations and qualifications set forth herein, we are of the opinion that when the New Notes (in the form examined by us) have been duly executed and authenticated in accordance with the terms of the Indenture and have been delivered upon consummation of the Exchange
Offer against receipt of Outstanding Notes surrendered in exchange therefor in accordance with the terms of the Exchange Offer, the New Notes will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except to the extent that enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

     In rendering the opinion set forth above, we have assumed that the execution and delivery by the Company of the Indenture and the New Notes and the
performance by the Company of its obligations thereunder do not and will not violate, conflict with or constitute a default under any agreement or instrument to which the Company or its properties is subject, except for those agreements and instruments which have been identified to us by the Company as being material to it and which are listed in Part II of the Registration Statement.
With respect to any agreement or instrument (other than the Indenture) reviewed by us, that by its terms or otherwise is governed by the law of any jurisdiction other than the laws of the State of Texas, our opinion herein is based solely on our understanding of the plain language of such agreement or instrument and we do not express any opinion with respect to the interpretation, validity, binding nature or enforceability of any such agreement or instrument, and we do not assume any responsibility with respect to the affect on the opinions or statements set forth herein of any interpretation thereof inconsistent with such understanding.

     This opinion is subject to the further qualification that indemnification or contribution provisions in the Indenture and the related documents may be unenforceable to the extent that such indemnification or contribution may be held to be in violation of or against public policy, including, without limitation, limitations under certain circumstances on enforceability of provisions (i) indemnifying a party against loss attributable to or liability for its own negligent acts or (ii) providing for contribution with respect to such loss or liability.

     We are members of the State Bar of Texas and we do not express any opinion herein with respect to the law of any jurisdiction other than the State of
Texas, applicable federal law, the General Corporation Law of the State of
Nevada and the contract laws of the State of New York.

     This opinion is intended solely for your benefit. It is not to be quoted in whole or in part, disclosed, made available to or relied upon by any other person, firm or entity without our express prior written consent. This opinion is limited to the specific opinions expressly stated herein, and no other opinion is implied or may be inferred beyond the specific opinions expressly stated herein.

     This opinion is based upon our knowledge of the law and facts relevant to the transactions herein referenced as of the date hereof. We assume no duty to update or supplement this opinion to reflect any facts or circumstances that may hereafter come to our attention or to reflect any changes in any law that may hereafter occur or become effective.

     We hereby consent to the filing of this opinion as an exhibit to the
Registration Statement and to the reference to our name under the heading "Legal
Matters" in the Prospectus. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under
Section 7 of the Act or the rules and regulations of the U.S. Securities and
Exchange Commission.

                                   Respectfully submitted,

                                   LOCKE LIDDELL & SAPP LLP

                                   By: /s/JACK. E. JACOBSEN
                                   -------------------------
                                       Jack E. Jacobsen
                                       Partner